                                                                   EXHIBIT 11.1

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                HISTORICAL
                   ---------------------------------------------------------------------------
                                                                          THREE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,                        MARCH 31,
                   -----------------------------------------------------  --------------------
                     1991       1992       1993       1994       1995       1995       1996
                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss.........  $  (5,075) $  (6,602) $  (6,650) $  (4,084) $  (3,998) $  (1,329) $    (569)
 Plus interest on
 debt repaid with
 proceeds from
 the
 Offering(1).....  $       0  $       0  $       0  $       0  $       0  $       0  $       0
                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net loss (as
adjusted)........  $  (5,075) $  (6,602) $  (6,650) $  (4,084) $  (3,998) $  (1,329) $    (569)
                   =========  =========  =========  =========  =========  =========  =========
Shares:
 Weighted average
 number of shares
 outstanding.....  2,301,283  3,214,223  5,777,794  6,930,013  6,930,013  6,930,013  6,930,013
 Dilutive effect
 of options to be
 issued(2).......    688,104    688,104    688,104    688,104    688,104    688,104    688,104
 Shares to be
 issued in the
 Offering(3).....          0          0          0          0          0          0          0
                   ---------  ---------  ---------  ---------  ---------  ---------  ---------
 Shares used in
 computation of
 EPS.............  2,912,248  3,902,327  6,465,898  7,618,117  7,618,117  7,618,117  7,618,117
                   =========  =========  =========  =========  =========  =========  =========
Loss per share
(primary and
fully dilutive)..      (1.74)     (1.69)     (1.03)     (0.54)     (0.52)     (0.17)     (0.07)
                   =========  =========  =========  =========  =========  =========  =========
                                 AS ADJUSTED
                   ----------------------------------------
                   FOR THE YEAR FOR THE THREE FOR THE THREE
                      ENDED     MONTHS ENDED  MONTHS ENDED
                   DECEMBER 31,   MARCH 31,     MARCH 31,
                       1995         1995          1996
                   ------------ ------------- -------------
Net loss.........   $  (3,998)    $  (1,329)    $    (569)
 Plus interest on
 debt repaid with
 proceeds from
 the
 Offering(1).....   $     305     $      58     $      94
                   ------------ ------------- -------------
Net loss (as
adjusted)........   $  (3,693)    $  (1,271)    $    (475)
                   ============ ============= =============
Shares:
 Weighted average
 number of shares
 outstanding.....   6,930,013     6,930,013     6,930,013
 Dilutive effect
 of options to be
 issued(2).......     688,104       688,104       688,104
 Shares to be
 issued in the
 Offering(3).....   1,330,000     1,330,000     1,330,000
                   ------------ ------------- -------------
 Shares used in
 computation of
 EPS.............   8,948,117     8,948,117     8,948,117
                   ============ ============= =============
Loss per share
(primary and
fully dilutive)..       (0.41)        (0.14)        (0.05)
                   ============ ============= =============

- ----
A fully dilutive computation has not been included, as it would not differ from the above.

(1) Reflects interest on the debt which would be retired with the proceeds from the Offering.
(2) Reflects the shares of Common Stock issuable to employees related to exercisable options (at exercise prices substantially less than the Offering price) that will be outstanding in connection with the closing of the Offering under the DTM Corporation Equity Appreciation Plan, less shares assumed to be repurchased using the treasury stock method.
(3) Reflects the sale of 1,330,000 shares of Common Stock in the Offering.